EXHIBIT 11.1

Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:

|---------------------------------------------|--------------------------------|
|                                             |  Three months ended March 31,  |
|---------------------------------------------|----------------|---------------|
|                                             |                |               |
|                                             |      2002      |      2001     |
|---------------------------------------------|----------------|---------------|
| Net loss allocable to common denominator    |  $(7,587,727)  |  $(5,139,393) |
|  (numerator)                                |                |               |
|---------------------------------------------|----------------|---------------|
| Share used in the calculation (denominator) |                |               |
|---------------------------------------------|----------------|---------------|
|    Weighted average shares outstanding      |          100   |         100   |
|---------------------------------------------|----------------|---------------|
|    Effect of diluted stock options          |           --   |          --   |
|---------------------------------------------|----------------|---------------|
|    Fully diluted shares                     |          100   |         100   |
|---------------------------------------------|----------------|---------------|
|---------------------------------------------|----------------|---------------|
| Basic earnings per share                    | $   (75,877)   |  $  (51,394)  |
|---------------------------------------------|----------------|---------------|
|---------------------------------------------|----------------|---------------|
| Fully diluted earnings per share            | $   (75,877)   |  $  (51,394)  |
|---------------------------------------------|----------------|---------------|